UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales

(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (011) 44-20-3124-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Directors

On April 23, 2013, Messrs. Joseph A. Califano and Jeffrey B. Lane notified the Board of Directors (the “Board”) of Willis Group Holdings Public Limited Company (the “Company”) of their respective decision not to stand for re-election to the Company’s Board at the 2013 annual general meeting of shareholders (the “2013 Annual Meeting”). Messrs. Califano and Lane will step down from the Board and all Committees of the Board on which they respectively serve at the conclusion of the 2013 Annual Meeting.

Nomination of Director

On April 25, 2013, the Company entered into a Nominating Agreement (the “Agreement”) with ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and their respective affiliates (collectively, the ValueAct Group). The ValueAct Group collectively owns approximately 9.5% shares of the Company’s ordinary shares.

Under the Agreement, in consideration for certain restrictions and limitations on the ValueAct Group as more fully described below, effective April 25, 2013, the Company’s Board, among other things, (i) will nominate Jeffrey W. Ubben, the Chief Executive Officer and Chief Investment Officer of ValueAct Capital, for election as a director of the Company at the 2013 Annual Meeting for a term to expire at the Company’s 2014 annual general meeting of shareholders (the “2014 Annual Meeting”) and (ii) agreed to name and recommend Mr. Ubben as a nominee for election to the Board in the Company’s proxy statement and cause all proxies received by the Company to be voted in the manner specified in the proxies. If during the term of the Agreement (the “Term”), a vacancy on the Board is created by Mr. Ubben’s death or resignation, disqualification or removal from the ValueAct Group, then the ValueAct Group and the Company shall work together in good faith to fill such vacancy or replace Mr. Ubben. Subject to certain exceptions, the Term continues until the earlier of (i) the date that is three months from the date that Mr. Ubben ceases to be a member of the Board due to his death, disability or termination of employment from the ValueAct Group and is not replaced and (ii) the date of the Company’s 2014 Annual Meeting. Notwithstanding the foregoing, in the event Mr. Ubben is not elected to the Board at the 2013 Annual Meeting, the Agreement will terminate as of the date of the 2013 Annual Meeting.

The ValueAct Group further agreed, subject to certain exceptions, that during the Term, the ValueAct Group will not (and will cause their representatives not to), among other things, (i) own more than 12% of the then outstanding securities of the Company or any securities convertible or exchangeable into or exercisable for any securities of the Company (the “Ordinary Shares”), (ii) propose or seek to effect an “extraordinary transaction,” such as a tender or exchange offer, merger, consolidation, acquisition, recapitalization, restructuring, liquidation, dissolution, business combination or other extraordinary transaction involving the Company, its securities or assets, or tender into any such tender or exchange offer or vote in favor of any such extraordinary transaction, (iii) solicit proxies or seek to influence any person with respect to the voting of any shares for the election of individuals to the Board or to approve a stockholder proposal with respect to the Company, (iv) form, join, influence or participate in a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (v) make any shareholder proposal (or make any public statement in respect thereof), (vi) take any action, alone or with others, in support of advising, influencing or controlling the Company’s management, Board or affairs, (vii) seek to have the Company waive, amend or modify any provision of the Company’s organizational documents, or (viii) make or cause to be made any public disclosure regarding the matters set forth in the Agreement, including, without limitation, the composition of the Board. Further, the ValueAct Group agreed that, during the Term, it shall not, and shall cause its representatives not to voluntarily sell more than 5% of the Company’s Ordinary Shares (or beneficial ownership thereof). In addition, the parties agreed that the Company’s obligations under the Agreement shall terminate and Mr. Ubben shall offer to resign from the Board if (i) the members of the ValueAct Group, collectively, cease to beneficially own at least 5% of the Ordinary Shares or (ii) a member of the ValueAct Group, including Mr. Ubben, otherwise ceases to comply or breaches any term of the Agreement.

Under the Agreement, each of the Company and the ValueAct Group agrees not to make any statements that attack, disparage or undermine the terms of the arrangement between the Company and the ValueAct Group, the Company

(including its directors and officers), the ValueAct Group (including its directors and officers) or any of the Company’s or the ValueAct Group’s affiliates. In addition, the parties to the Agreement agreed to enter into a confidentiality agreement simultaneously with the execution of the Agreement.

Mr. Ubben will have all of the obligations, including the fiduciary duties to the Company and its shareholders, of a director under applicable law and the Company’s organizational documents.

If elected, it is expected that the Company’s Board will appoint Mr. Ubben to the Risk Committee. Mr. Ubben will participate in all director compensation and benefit programs in which the Company’s other non-employee directors participate. These compensation arrangements and plans are described in more detail under the heading “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission. Under ValueAct Group’s policies, cash, equity awards and other property received by Mr. Ubben are held by such person for the benefit of certain members of the ValueAct Group.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. In addition, the Company issued a press release regarding the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference

Appointment of Chairman

The Board has also appointed James McCann to serve as non-executive Chairman of the Board, effective July 8, 2013, succeeding Joe Plumeri upon his retirement from the Board. Mr. McCann has served on the Board since 2004 and as the Presiding Independent Director since October 2012.

Compensatory Arrangements of Certain Officers

The Compensation Committee (the “Committee”) of the Board adopted a new long-term incentive program for 2013, entitled the 2013 Long Term Incentive Program (the “2013 Program”), which the Committee determined was in the best interests of the Company and its shareholders.

Under the 2013 Program, the Company may grant options, for the purchase of the Company’s ordinary shares, and restricted share units (“RSUs”) under the Willis Group Holdings Public Limited Company 2012 Equity Incentive Plan (the “2012 Plan”), which awards will be subject to the terms of the 2012 Plan.

Executive management who may participate in the 2013 Program include the named executive officers (as determined in accordance with Instruction 4 of Item 5.02 of Form 8-K) as well as certain other executive officers nominated for participation by our Chief Executive Officer and approved by the Committee (“executive officers”). For all executive officers, performance-based RSUs would comprise 50% of the individual’s targeted 2013 award, time-based RSUs would comprise 25% of the individual’s targeted 2013 award and options would comprise 25% of the individual’s targeted 2013 award. The value of awards (including both options and RSUs) under the 2013 Program granted to our Chief Executive Officer is $5,250,000, as set forth in our Chief Executive Officer’s employment agreement with the Company dated October 16, 2012 (the “CEO Employment Agreement”). The number of shares underlying options for our Chief Executive Officer will be determined on the basis of a Black Scholes valuation on the last trading day prior to the grant date. The number of shares underlying RSUs for our Chief Executive Officer will be determined on the basis of the closing price of the Company’s shares on the last trading day prior to the grant date. The grant date for awards to our Chief Executive Officer under the 2013 Program is May 10, 2013, and the grant date for any awards to the other executive officers under the 2013 Program is in the discretion of the Committee.

The performance-based RSUs under the 2013 Program will be earned 50% based on the achievement of an Organic Revenue Growth target (i.e., commissions and fees) and 50% based on the achievement of a profit target (i.e., Adjusted Earnings Before Interest and Taxes plus income for associate companies (“EBIT”), modified by cost of capital to account for the impact of mergers and acquisitions). The performance period is from January 1, 2013 through December 31, 2015. Based on the achievement of the financial targets, the face amount of the performance-based RSU award would be paid out in accordance with the following sliding scale:

PERFORMANCE AGAINST ORGANIC REVENUE GROWTH TARGET	PERFORMANCE AGAINST ADJUSTED EBIT TARGET	PERFORMANCE-BASED RSUS EARNED
125%	105%	125%
110%	103%	110%
100%	100%	100%
85%	97%	90%
70%	95%	80%
<70%	<95%	0%

The options and time-based RSUs will generally vest 33.33% on the first, second and third anniversaries of the grant date, subject to the continued employment of the participant during the vesting period. The performance-based RSUs that have been earned based on the performance of the 2013 Program targets will generally vest 100% on March 5, 2016, subject to the continued employment of the participant during the vesting period.

The additional terms of the awards under the 2013 Program will be determined by the Committee at the time of grant. The Committee will administer the 2013 Program and has discretion regarding the treatment of the awards upon a termination of employment, change of control or similar events, although the effect of such events upon awards to our Chief Executive Officer will be in accordance with the CEO Employment Agreement. Grants under the 2013 Program will be subject to certain non-solicitation, confidentiality provisions and notice provisions regarding termination of employment, including for our Chief Executive Officer, those restrictive covenants contained in the CEO Employment Agreement. The Committee or, as applicable, the Board may terminate or amend the 2013 Program without participant or shareholder approval.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Nominating Agreement, dated April 25, 2013, by and among Willis Group Holdings Public Limited Company, ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and their respective affiliates.

99.1	Willis Group Holdings Public Limited Company Press Release issued April 26, 2013.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

	By:	/s/ Adam L. Rosman
Adam L. Rosman
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Nomination Agreement, dated April 25, 2013, by and among Willis Group Holdings Public Limited Company, ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and their respective affiliates.

99.1	Willis Group Holdings Public Limited Company Press Release issued April 26, 2013.

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